UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2004

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court, Sunnyvale, California 94089

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 542-0500

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On May 24, 2004, SanDisk Corporation (the “Registrant”) issued a press release announcing the appointment of Ms. Catherine P. Lego to its Board of Directors and as the Chairperson of the Audit Committee. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

Exhibit
Number	Description of Document
99.1	Press Release of SanDisk Corporation dated May 24, 2004 announcing the appointment of Ms. Catherine P. Lego to its Board of Directors and as the Chairperson of the Audit Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2004

SanDisk Corporation
By:	/s/ MICHAEL GRAY
	Name:	Michael Gray
	Title:	Chief Financial Officer and Senior Vice President, Finance and Administration (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description of Document
99.1	Press Release of SanDisk Corporation dated May 24, 2004 announcing the appointment of Ms. Catherine P. Lego to its Board of Directors and as the Chairperson of the Audit Committee.